As filed with the Securities and Exchange Commission on May 21, 2003.

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2003

PETCO Animal Supplies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23574	33-0479906

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9125 Rehco Road
San Diego, California 92121

(Address of Principal Executive Offices, including zip code)

(858) 453-7845

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

ITEM 5.  Other Events and Required FD Disclosure.

On May 21, 2003, PETCO Animal Supplies, Inc. announced the following information regarding its results for the first quarter of fiscal 2003 ended May 3, 2003:

Net sales in the first quarter of fiscal 2003 were $384.7 million with a comparable store net sales increase of 4.6%.  The comparable store net sales increase in the period comes on top of a 9.3% increase in the prior fiscal year’s first quarter.  For the full fiscal year 2003, we continue to expect a comparable store net sales increase of approximately 6%.

Net earnings available to common stockholders for the first quarter were $11.1 million, or $0.19 per diluted share, including the $0.01 per share negative impact of an accounting change as a result of the adoption of Emerging Issues Task Force Consensus No. 02-16, or EITF 02-16.  EITF 02-16 addresses the accounting for consideration received from suppliers.  Consistent with the transition provisions, which the Emerging Issues Task Force finalized in March 2003, we are required to adopt this new guidance prospectively, or on a going-forward basis, rather than through a retroactive restatement.  This new standard applies to each new or modified agreement entered into with a supplier.  For those suppliers with whom we have existing agreements, adoption of the guidance becomes effective with the next modification or renewal of those agreements.  The adoption of the guidance will have a non-cash impact in each of the four quarters of fiscal 2003.  As we apply the new accounting guidance throughout fiscal 2003, both gross margin and selling, general and administrative expenses will continue to increase on a historical basis as vendor consideration is recorded as a reduction to cost of sales rather than as an offset to selling, general and administrative expenses.

The adoption of EITF 02-16 will reduce full fiscal year 2003 earnings per diluted share by approximately $0.07. Accordingly, including the effect of the new accounting standard, we now expect full fiscal year 2003 earnings per diluted share in the range of $1.02 to $1.04.

Certain statements in this Current Report on Form 8-K that are not historical fact constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Stockholders and other readers are cautioned not to place undue reliance on these forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results of PETCO to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors, such as performance of new stores, ability to execute expansion strategy and sustain growth, debt levels, reliance on vendors and exclusive distribution arrangements, competition, integration of operations as a result of acquisitions, compliance with various state and local regulations and dependence on senior management, are discussed from time to time in the reports filed by PETCO with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended February 1, 2003.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 21, 2003                                                                             PETCO ANIMAL SUPPLIES, INC.

By:	/s/ JAMES M. MYERS
Name:	James M. Myers
Title:	Executive Vice President and Chief Financial Officer

3